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                                                          E-5
                                                          3.2
                            BY-LAWS

                              of

                  ALLEGHENY GENERATING COMPANY
                (As amended to December 23, 1996)

                           ARTICLE 1.

                        Definitions, etc.


        Section 1.1.  Definitions.  For all purposes of these
By-laws, unless the context otherwise requires:

        (a) "Charter" means the Articles of Incorporation of Allegheny Generating Company, as amended from time to time by all amendments thereto (if any).

        (b) "Board" means the Board of Directors of the Corporation.

        (c) "Treasury shares" means share of the Corporation which have been issued, have been subsequently reacquired and belong to the Corporation, and have not been effectively cancelled by the issuance of a certificate of reduction by the State Corporation Commission of Virginia.

        (d) Whenever reference is made to stockholders present at a meeting, the reference shall include every stockholder present in person or by proxy appointed by instrument in writing and subscribed by such stockholder or by such stockholder's attorney-in-fact thereunto duly authorized; and, whenever reference is made to action by any stockholder at or in connection with any meeting, the reference shall include action in person or by such proxy. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy.

        (e) All references to Articles and Sections are to Articles and Sections of these By-laws; and the words
"herein," "hereof," "hereby" and "hereunder" and other equivalent words, refer to these By-laws and not to any particular Article, Section or subdivision.

        Section 1.2. Action Without Meeting. Except as otherwise expressly provided by law or in the Charter, (a) any action which might be taken at a meeting of stockholders may be taken without a meeting by a written consent setting forth such action, signed by all the stockholders who would be entitled to vote with respect to the subject matter thereof at the meeting if it were held, and filed with the minutes of proceedings of
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the stockholders, and (b) any action which might be taken at a meeting of the Board or of a committee may be taken without a meeting by written consent setting forth such action, signed by all the directors or all the members of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or such committee, as the case may be.


                          ARTICLE 2.

                    Meetings of Stockholders.


        Section 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before it shall be held on the last Tuesday in February in each year, but if that be a legal holiday under the laws of the state where such meeting is to be held, then on the next succeeding day not a holiday, at such hour and at such place as may be stated in the notice of said meeting.

        Section 2.2. Special Meetings. A special meeting of stockholders maybe called at any time by the Chairman of the Board, if there be one, or by the President, and shall be called by the Secretary when so ordered by a majority of the directors or upon the written request, stating the purpose of the meeting, of stockholders holding of record not less than one-tenth of all the shares entitled to vote at such meeting.

        Section 2.3.  Notice of Stockholders' Meetings.
Written notice stating the place, day and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 50 days before the date of the meeting (except as a different time is specified below), either personally or by mail, by or at the direction of the Chairman of the Board, if there by one, the President or any Vice President or the Secretary or any Assistant Secretary, to each stockholder of record entitled to vote at the meeting, at his or her address as it appears on the Stock Book. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her address as it appears in the stock transfer books, with postage thereon prepaid.

        Notice of a meeting of stockholders to act on an amendment of the Charter or on a reduction of stated capital or on a plan of merger, consolidation or exchange shall be given, in the manner provided above, not less than 25 nor more than 50 days before the date of the meeting. Any such notice shall be
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                                 -  3  -
accompanied by a copy of the proposed amendment or plan of reduction or merger, consolidation or exchange.

        Any meeting at which all stockholders having voting power in respect of the business to be transacted thereat are present, either in person or by proxy, or of which those not present waive notice in writing, whether before or after the meeting, shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

        Section 2.4. Quorum. Except as otherwise provided by law or the Charter, at each meeting of stockholders the holders of a majority of the shares of stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum. Whether or not there is a quorum at any meeting, the stockholders present and entitled to cast a majority of the votes thereat, or in the absence of all the stockholders any officer entitled to preside or act as secretary at such meeting, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 2.5. Organization. At each meeting of stockholders, the President, or, in the absence of the President, a Vice President designated by the President, or, in the absence of such designation, a chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall preside. The Secretary of the Corporation or, in the absence of the Secretary, an Assistant Secretary, or, if none is present, some other person designated by the chairman of the meeting, shall act as secretary of the meeting.

        Section 2.6. Voting. Except as otherwise provided by law or the Charter, at any meeting of stockholders every stockholder present shall be entitled to one vote for each share of stock entitled to vote thereat standing in his or her name on the books of the Corporation at the record date fixed as provided in Section 8.3.

        Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote at any given time. If the Corporation holds shares of its own stock in a fiduciary capacity, they may be counted to establish a quorum, but, if the Corporation is sole fiduciary, they may not be voted and, if the Corporation is a fiduciary jointly with another, the other may vote the shares.
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        If a quorum is present, the affirmative vote of the
majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Charter and except that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.


                          ARTICLE 3.

                      Board of Directors.


        Section 3.1.  General Powers.  The property, affairs
and business of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board.

        Section 3.2. Number, Election and Term of Office. A Board of Directors shall be elected at the annual meeting of stockholders, and, subject to Section 3.9 and 3.10, each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified, or until his or her death, resignation, disqualification or removal. Directors need not be residents of Virginia and need not be stockholders. The number of directors shall be not more than eight, but the number of directors may from time to time be increased to any number not exceeding eight, or may be decreased to any number not less than three, by the affirmative vote of a majority of the entire Board of Directors. The tenure of office of an incumbent director shall not be affected by any decrease in the number of directors.

        Section 3.3. Chairman of the Board. The Board may choose from its membership a Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the Board and shall have such other powers and duties as from time to time are given him or her by the Board.

        Section 3.4.  Meetings.  The Board by resolution may
provide for regular meetings and may fix the time and place of such meetings.

        Special meetings shall be held whenever called by the Chairman of the Board or by the President or by a majority of the directors.

        Section 3.5. Place of Meetings. The Board may hold its meetings at such place or places, within or without the
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Commonwealth of Virginia, as the Board from time to time may determine or as may be designated in waivers of notice thereof signed by all the directors.

        Section 3.6. Notice of Meeting. Notice need not be given of any regular meeting of the Board if the time and place of such meeting are specified in a resolution of the Board prior to the meeting and if notice of the adoption of such resolution is given, in the manner herein provided for giving notice of meetings, to each director who was absent from the meeting at which the resolution was adopted. Except as otherwise required by law, notice of the time and place of each other meeting of the Board shall be mailed to each director at his or her residence or usual place of business or at such other address as such director may have designated in writing to the Secretary, at least two days before the day of the meeting, or shall be sent to such director at such address by telegram, telex or cablegram, or given personally or by telephone, at least 24 hours before the time for the meeting, unless, in case of exigency, the Chairman of the Board or the President shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each director at his or her residence or business address. Notice of a meeting of the Board need not state the purpose thereof, except as otherwise expressly provided by law.

        Section 3.7. Quorum and Manner of Acting. Except as otherwise provided in Section 3.11, at each meeting of the Board a majority of the total number of directors, but not less than two directors, shall constitute a quorum for the transaction of business, and, except as otherwise provided by law or in the Charter or in Sections 3.11, 4.1, 4.5, 4.6 or 5.3, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board.

        Unless otherwise restricted by the Charter, members of the Board or any committee designated by the Board may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

        Whether or not there is a quorum at a meeting, a majority of the directors who are present may adjourn the meeting from time to time to a day certain. No notice of an adjourned meeting need be given. The directors shall act only
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as a Board, and the individual directors shall have no power as such.

        Section 3.8. Organization. At each meeting of the Board, the Chairman of the Board, if there be one, or, in the absence of the Chairman of the Board, the President or, in the absence of the President, a chairman (who shall be a Vice President, if any is present) chosen by a majority of the directors present, shall preside. The Secretary of the Corporation or, in the absence of the Secretary, an Assistant Secretary or, if none is present, some other person designated by the chairman of the meeting, shall act as secretary of the meeting.

        Section 3.9. Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation or to the Board. A resignation shall take effect at the time specified therein and, unless otherwise specified therein, acceptance of such resignations shall not be necessary to make it effective.

        Section 3.10. Removal of Directors. Except as otherwise provided by law or the Charter, any director may be removed, either with or without cause, at any time, by a vote of the holders of a majority of the shares of stock of the Corporation entitled to vote for the election of directors, at a meeting of the stockholders called expressly for that purpose.

        Section 3.11. Vacancies. Except as otherwise provided by law or by the Charter, (a) any vacancy occurring in the Board for any cause other than by reason of an increase in the number of directors by more than two, may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, (b) any vacancy occurring in the Board for any cause whatsoever may be filled by the stockholders entitled to vote upon an election of directors, at the next annual meeting held, or at the meeting of stockholders at which such vacancy was created, or at a meeting of stockholders called for the purpose of filling such vacancy. The directors so appointed or elected shall, subject to Sections 3.9 and 3.10, hold office until the next annual election of directors and until their successors have been duly elected and qualified.

        Section 3.12. Remuneration. Directors shall be entitled to receive such remuneration as may be fixed from time to time by resolutions of the Board, in the form of payment of a fixed sum per month or of fees for attendance at meetings of the Board and committees thereof, or both. Directors shall also be entitled to be reimbursed for expenses incurred in attending any meeting or otherwise in connection with their
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attention to the affairs of the Corporation.  Nothing herein shall preclude any director from serving in any other capacity or receiving compensation for such service.


                          ARTICLE 4.

                 Executive and Other Committees.


        Section 4.1 General Powers and Membership. The Board, by resolution adopted by a majority of the whole Board, may elect from its members, an Executive Committee and one or more other committees, each consisting of two or more members of the Board. Unless otherwise expressly provided by law or by the Charter or by resolution of the Board, the Executive Committee shall have and may exercise all the powers of the Board (except to approve an amendment of the Charter, a plan of merger or consolidation, a plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of voluntary dissolution proceedings) when the Board is not in session, and each other committee shall have and may exercise such powers as the Board shall confer. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum,, may appoint a member of the Board to act in the place of such absent member. Insofar as the rights of third parties shall not be affected thereby, all action by any committee shall be subject to revision and alteration by the Board.

        Section 4.2. Organization. Unless otherwise provided by resolution of the Board, a chairman chosen by each committee shall preside, and the Secretary of the Corporation shall act as secretary, at all meetings of each committee thereof. In the absence of the Secretary, the chairman of the meeting shall designate an Assistant Secretary, or, if none is present, some other person, to act as secretary of the meeting.

        Section 4.3.  Meetings.  Each committee may determine
the time and place, and the method of calling, its meetings and the conduct of its proceedings.

        Section 4.4. Quorum and Manner of Acting. Except as otherwise provided in Section 4.1, at each meeting of a committee a majority of the total number of members thereof shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any such
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meeting at which a quorum is present shall be the act of such committee. The committees shall keep minutes of their proceedings and shall report the same to the Board at the meeting of the Board next ensuing. The members of each committee shall act only as a committee, and the individual members shall have no power as such.

        Section 4.5. Removal. Any member of any committee may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board.

        Section 4.6. Vacancies. Any vacancy in any committee shall be filled in the manner prescribed for the regular election of the members of that committee.


                          ARTICLE 5.

                           Officers.


        Section 5.1.  Election, Term of Office and
Qualifications. The Board shall elect annually from its membership a President. It shall also elect annually a Secretary and a Treasurer, and may elect one or more Vice Presidents (including an Executive Vice President) and any other officers whose appointment shall not be delegated as provided in Section 5.2. Each officer shall, subject to Sections 5.3 and 5.4, hold office until the next annual election and until his or her successor is chosen and qualified. One person may hold any two or more offices, except those of President and Secretary. No instrument shall be executed, acknowledged or verified by the same individual in more than one such capacity if such instrument is required by law, the Charter or these By-laws to be executed, acknowledged or verified by two or more officers. The executive officers of the Corporation shall be the President, the Vice Presidents, the Secretary and the Treasurer.

        Section 5.2. Other Officers. The Board may authorize any executive officer or committee to appoint such other officers or agents as the Board or the appointing officer or committee may deem advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such powers and perform such duties as are provided herein or as the Board or the appointing executive officer or committee may from time to time determine. Any such officer, if required by the Board or by the appointing executive officer or committee, shall give bond for the faithful discharge of his or her duty in such sum and with such surety as the Board or the appointing executive officer or committee shall require.
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        Section 5.3.  Removal.  Any officer or agent may be
removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by the executive officer or committee by whom such officer shall have been appointed, or by any executive officer or committee upon whom the power of removal has been conferred by resolution adopted by a majority of the whole Board.

        Section 5.4. Resignations. Any officer may resign at any time by giving written notice to the President or to the Secretary or to the Board. A resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.5.  Vacancies.  A vacancy in any office may
be filled in the manner prescribed for regular election or appointment to that office.

        Section 5.6. President. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation and over its officers, subject, however, to the control of the Board. The President may execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board; and, in general, shall have all powers and duties incident to the office and such others as from time to time may given him or her by the Board or by any committee thereunto authorized.

        The President shall, unless otherwise directed by the Board or by any committee thereunto authorized, attend in person or by substitute or proxy appointed by him or her, and act and vote in behalf of the Corporation, at all meetings of the stockholders of any corporation in which the Corporation holds stock.

        Section 5.7. Vice Presidents. At the request, or in the absence or disability, of the President, any Vice President may perform all the duties of the President, and, when so acting, shall have all the powers of the President. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board; may, unless otherwise directed by the Board or any committee thereunto authorized, attend in person or by substitute or proxy appointed by such Vice President, and act and vote in behalf of the Corporation, at all meetings of the stockholders of any corporation in which the Corporation holds stock; and shall have such other powers and duties as from time to time may be assigned to such Vice President by the President or by the Board or by any committee thereunto authorized.
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        Section 5.8.  Secretary.  The Secretary shall record or
cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including those of the stockholders, the Board and all committees for which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with these By-laws or as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and, in general, shall have all powers and duties incident to the office of Secretary and such others as from time to time may be assigned to him or her by the President or by the Board or by any committee thereunto authorized.

        Section 5.9. Assistant Secretaries. At the request, or in the absence or disability, of the Secretary, any Assistant Secretary may perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the President or the Secretary or by the Board or by any committee thereunto authorized.

        Section 5.10. Treasurer. The Treasurer, if required by the Board, shall give a bond for the faithful discharge of his or her duty, in such sum and with such surety as the Board shall require. The Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit or cause to be deposited all such funds and securities in the name of the Corporation in such depositories as shall be selected by the Board, or any committee, officer,
or agent authorized by the Board to make such   selection; may
receive, and give receipt for, moneys paid to the Corporation and, subject to the direction of the Board, or of any committee thereunto authorized, or of the President, pay out and supervise the disbursement of moneys of the Corporation; and in general, shall have all powers and duties incident to the office of Treasurer and such others as from time to time may be assigned to him or her by the President or by the Board or by any committee thereunto authorized.

        Section 5.11. Assistant Treasurers. Each Assistant Treasurer, if required by the Board, shall give bond for the faithful discharge of his or her duty, in such sum and with such surety as the Board shall require. At the request, or in the absence or disability, of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of the Treasurer.
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Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to such Assistant Treasurer by the President or the Treasurer or by the Board or by any committee thereunto authorized.

        Section 5.12. Salaries. The compensation of each officer shall be fixed from time to time by the Board or the Executive Committee. No officer shall be precluded from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.


                          ARTICLE 6.

             Indemnification of Directors, Officers
                          and Employees.


        Section 6.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in the manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Section 6.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director,
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                                 -  12  -
officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 6.3. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Section 6.4. Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections
6.1 and 6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(3) by the stockholders.

        Section 6.5. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.4 upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this section.

        Section 6.6. The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit
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                                 -  13  -
any other rights to which any person indemnified may be or may become entitled as a matter of law, by the charter, regulations, agreements, insurance, vote of stockholders or otherwise, with respect to action in such person's official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, administrators, and other legal representatives of such person.

        Section 6.7. Sections 6.1 through 6.6 of this Article shall also apply to such other agents of the Corporation as are designated for such purposes at any time by the Board of Directors.

        Section 6.8.  If any part of this Article shall be
found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

        Section 6.9. The provisions of this Article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

        Section 6.10. For the purpose of this Article, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer or employee of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.


                          ARTICLE 7.

           Contracts, Checks, Drafts, Bank Accounts, etc.


        Section 7.1 Contracts, etc., How Executed. The Board or any committee thereunto authorized may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific

                                 -  14  -
instances. Unless authorized so to do by the Board or any committee thereunto authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

        Section 7.2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board or any committee thereunto authorized. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

        Section 7.3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, acceptances, or other evidences of indebtedness, bills of lading, warehouse receipt and insurance certificates issued in the name of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, of the corporation, and in such manner, as shall from time to time be determined by resolution of the Board or any committee thereunto authorized.

        Section 7.4. Deposits. Unless otherwise provided by resolution of the Board or any committee thereunto authorized, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made, without countersignature, by the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board or such committee, or may be made by stamped impression in the name of the Corporation.

        Section 7.5. Proxies. Unless otherwise provided by resolution of the Board or any committee thereunto authorized, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held

                                 -  15  -
by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.


                          ARTICLE 8.

                       Books and Records.


        Section 8.1. Place, etc. The Board may keep the books and records of the Corporation at such places within or without the Commonwealth of Virginia, as it may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by a transfer agent or by any other officer or agent designated by the Board or any committee thereunto authorized. The original or a duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall be kept at the principal office or place of business of the Corporation. The original or a certified copy of these By-laws, as amended from time to time, shall be kept at the principal office of the Corporation. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such records not in such form upon the written request of any person entitled to inspect them.

        Section 8.2. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to such stockholder, and if any stockholder shall fail to designate such address, corporate notices may be served upon such stockholder by mail directed to such stockholder at such stockholder's last known post office address.

        Section 8.3. Record Date and Closing of Stock Transfer Books. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a

                                 -  16  -
stated period, which shall not, in any case, exceed 50 days.
In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of stockholders, provided that such date shall not in any case be more than 50 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books shall not be closed and no record date shall be fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or for the determination of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        Section 8.4.  Examination of Books by Stockholders.
The Board shall have power to determine, from time to time, whether and to what extent and what times and places and under what conditions and regulations the accounts, corporate records, books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, except as otherwise provided by law, no stockholder shall have any right to inspect any account, corporate record, book or document of the Corporation, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation.


                          ARTICLE 9.

                   Shares and Their Transfer


        Section 9.1. Certificates. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or any other officer authorized by a resolution of the Board and may (but need not) be sealed with the seal of the Corporation, which may be facsimile, engraved or printed. When any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of the officers upon such certificate may be facsimiles. In case any officer who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate shall cease to be such officer of the Corporation before such certificate is issued, such certificate may nevertheless be issued by the

                                 -  17  -
Corporation with the same effect as if the person who signed such certificate or whose facsimile signature shall have been placed thereon were such officer at the date of its issue.

        Section 9.2. Record, etc. A record shall be kept in the stock transfer books of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number and class of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled except in cases provided for in Section
9.5. The person in whose name shares of stock stand in the stock transfer books shall be deemed the owner thereof for all purposes as regards the Corporation.

        Section 9.3. Transfer of Shares. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record, or by such holder's attorney thereunto duly authorized, upon surrender of the certificates for such shares, but no share shall be transferred until all previous calls thereon shall have been fully paid.


        Section 9.4. Transfer Agents and Registrars. The Board may appoint one or more transfer agents and registrars for stock of the Corporation of any class and may require stock certificates to be countersigned or registered by one or more of such transfer agents or registrars.

        Section 9.5. Lost and Destroyed Certificates. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact in such manner as the Board may require and give a bond, if required by the Board, in such form and sum and with such surety as the Board shall require, to indemnify the Corporation against any claim that may be made against it on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the certificate alleged to be lost or destroyed. The Board may delegate authority to administer the provisions of this Section.

                                 -  18  -
                          ARTICLE 10.

                            Notice.


        Section 10.1. Waiver of Notice. No notice of the time, place or purpose of any meeting of stockholders or directors, or of any committee, or any publication thereof, whether prescribed by law, by the Charter or by these By-laws, need be given to any person who attends the meeting, or who, in writing, executed either before or after the meeting and filed with the records of the meeting, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.


                          ARTICLE 11.

                         Miscellaneous.


        Section 11.1.  Fiscal Year.  The fiscal year of the
Corporation shall be determined by the Board. In the absence of any such determination the fiscal year of the Corporation shall be the calendar year.

        Section 11.2. Seal. The seal of the Corporation shall be a device containing the name of the Corporation, the year of its organization and the word "Seal". The corporate seal maybe used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of the seal of the Corporation.


                          ARTICLE 12.

                          Amendments.


        Section 12.1. These By-laws may be altered, amended or repealed, and new by-laws adopted, by the Board, but by-laws made by the Board may be repealed or changed, and new by-laws made, by the stockholders, and the stockholders may prescribe that any by-laws made by them shall not be altered, amended or repealed by the Board.

Dated:  November 2, 1995